SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 15, 2014, among CHC Helicopters (Barbados) SRL (“CHC Barbados”) , CHC Helicopter (1) S.à r.l., , a private limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg whose registered office is located at 6, rue Eugène Ruppert, L-2453 Luxembourg and with a share capital of EUR 12,500 and registered with the Registre de Commerce et des Sociétés à Luxembourg under number B 190.559 (“CHC 1”), CHC Helicopter (2) S.à r.l., a société à responsabilité limitée, existing under the laws of Luxembourg, with registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg and a share capital of € 12,500, registered with the Registre de Commerce et des Sociétés à Luxembourg under the number B 190.564 (“CHC 2”), CHC Helicopter (3) S.à r.l., a société à responsabilité limitée, existing under the laws of Luxembourg, with registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg and a share capital of € 12,500, registered with the Registre de Commerce et des Sociétés à Luxembourg under the number B 190.568 (“CHC 3”), CHC Helicopter (4) S.à r.l., a société à responsabilité limitée, existing under the laws of Luxembourg, with registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg and a share capital of € 12,500, registered with the Registre de Commerce et des Sociétés à Luxembourg under the number B 190.572 (“CHC 4”), CHC Helicopter (5) S.à r.l., a société à responsabilité limitée, existing under the laws of Luxembourg, with registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg and a share capital of € 12,500, registered with the Registre de Commerce et des Sociétés à Luxembourg under the number B 190.587 (“CHC 5” and, together with CHC Barbados, CHC 1, CHC 2, CHC 3 and CHC 4, the “New Guarantors” and each individually a “New Guarantor”), CHC Helicopter S.A., a public limited liability company (société anonyme) organized under the laws of Luxembourg (the “Issuer”), and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

W I T N E S S E T H
WHEREAS, the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended by the certain First Supplemental Indenture dated as of January 31, 2014, and as further amended, supplemented or otherwise modified, the “Indenture”), dated as of May 13, 2013 providing for the issuance of 9.375% Senior Notes due 2021 (the “Notes”); and

WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”);

WHEREAS, Section 9.01(a) of the Indenture provides that under certain circumstances the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of any Holder in order to make any change that would provide any additional rights or benefits to the Holders; and

[Second Supplemental Indenture]

WHEREAS, pursuant to Section 9.01(a)(8) of the Indenture the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties covenant and agree for the equal and ratable benefit of the Holders as follows:

1. DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. RESERVED.

3. AGREEMENT TO GUARANTEE. Each New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

4. NO RECOURSE AGAINST OTHERS. To the extent permitted by law, no past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5. NOTICES. All notices or other communications to the New Guarantors shall be given as provided in Section13.02 of the Indenture.

6. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7. GOVERNING LAW. THE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED

[Second Supplemental Indenture]

BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

9. APPOINTMENT OF PROCESS AGENT. Any suit, action or proceeding against any New Guarantor or its properties, assets or revenues with respect to this Supplemental Indenture, the Indenture, the Notes or the Note Guarantees may be brought in any state or Federal court in the Borough of Manhattan in The City of New York, New York, as the Person bringing such proceeding arising out of or related to this Supplemental Indenture, the Indenture, the Notes or the Note Guarantees may elect in its sole discretion. Each New Guarantor hereby consents to the non-exclusive jurisdiction of each such court for the purpose of any such proceeding and has irrevocably waived any objection to the laying of venue of any such proceeding brought in any such court and to the fullest extent it may effectively do so and the defense of an inconvenient forum to the maintenance of any such proceeding or any such suit, action or proceeding in any such court. Each New Guarantor has agreed that service of all writs, claims, process and summonses in any such proceeding brought against it in the State of New York may be made upon CT Corporation (the “Process Agent”). Each New Guarantor has irrevocably appointed the Process Agent as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and has agreed that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. Each New Guarantor has agreed to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing in this Supplemental Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

11. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Second Supplemental Indenture]

12. TRUSTEE MAKES NO REPRESENTATIONS. The Trustee makes no representation as to the recitals contained in this Supplemental Indenture or any representation as to the validity or sufficiency of this Supplemental Indenture or any Note Guarantee.

13. DELIVERY OF THIRD SUPPLEMENTAL INDENTURE.  Each New Guarantor undertakes to the Trustee that this Supplemental Indenture shall be amended and restated and executed in the presence of a notary public (where required for the purposes of making this Supplemental Indenture admissible in evidence under the laws of Barbados) no later than October 24, 2014 or such later date as the parties shall agree in their sole discretion (the “Third Supplemental Indenture”).

[Second Supplemental Indenture]

IN WITNESS WHEREOF, each of the parties hereto has caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

EXECUTED BY
CHC HELICOPTERS (BARBADOS) SRL, as New Guarantor

By:     /s/ Christoper David Byve
Name: Christopher David Byve
Title: Manager

in the presence of

By:     /s/ Moriss
Name: Moriss
Title: Senior Accountant

[Second Supplemental Indenture]

EXECUTED AS A DEED by
CHC HELICOPTER (1) S.À R.L., as New Guarantor

By:     /s/ Blake Fizzard
Name: Blake Fizzard
Title: Manager A

in the presence of

By:     /s/ Jackie Law
Name: Jackie Law
Title: Corporate Paralegal

[Second Supplemental Indenture]

EXECUTED AS A DEED by
CHC HELICOPTER (2) S.À R.L., as New Guarantor

By:     /s/ Blake Fizzard
Name: Blake Fizzard
Title: Manager A

in the presence of

By:     /s/ Jackie Law
Name: Jackie Law
Title: Corporate Paralegal

[Second Supplemental Indenture]

EXECUTED AS A DEED by
CHC HELICOPTER (3) S.À R.L., as New Guarantor

By:     /s/ Blake Fizzard
Name: Blake Fizzard
Title: Manager A

in the presence of

By:     /s/ Jackie Law
Name: Jackie Law
Title: Corporate Paralegal

[Second Supplemental Indenture]

EXECUTED AS A DEED by
CHC HELICOPTER (4) S.À R.L., as New Guarantor

By:     /s/ Blake Fizzard
Name: Blake Fizzard
Title: Manager A

in the presence of

By:     /s/ Jackie Law
Name: Jackie Law
Title: Corporate Paralegal

[Second Supplemental Indenture]

EXECUTED AS A DEED by
CHC HELICOPTER (5) S.À R.L., as New Guarantor

By:     /s/ Blake Fizzard
Name: Blake Fizzard
Title: Manager A

in the presence of

By:     /s/ Jackie Law
Name: Jackie Law
Title: Corporate Paralegal

[Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee, Registrar and Paying Agent

By:     /s/ Jaime Nielsen
Name: Jaime Nielsen
Title: Vice President

[Second Supplemental Indenture]

CHC HELICOPTER S.A.

By:     /s/ Joan Hooper
Name: Joan Hooper
Title: Manager A

By:     /s/ Richard Brekelmans
Name: Richard Brekelmans
Title: Manager B

[Second Supplemental Indenture]